PROSPECTUS AND			PRICING SUPPLEMENT NO. 1
PROSPECTUS SUPPLEMENT,		Effective at 12:00 PM ET
each dated July 14, 1994	December 15, 1998
CUSIP: 24420ECE9			Commission File No.: 33-54165
					Filed pursuant to Rule 424(b)(3)


		U.S. $500,000,000

	DEERE AND COMPANY

	 MEDIUM-TERM NOTES, SERIES C

Due from 9 Months to 30 Years from Date of Issue

	----------------------------------------------

The Medium-Term Notes offered hereby will be Senior Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.



INTEREST PAYMENT DATES:			Each March 15, September 15,
commencing on March 15, 1999,
and at Maturity

PRINCIPAL AMOUNT:                   $50,000,000

DATE OF ISSUE AND SETTLEMENT DATE:	December 18, 1998

MATURITY DATE:				January 15, 2002

INTEREST RATE:				5.35% PER ANNUM

REDEMPTION PROVISIONS:			NONE

PLAN OF DISTRIBUTION:			JP Morgan Securities Inc.
                                    has purchased the Senior Notes as
                                    principal at a price of 99.876% of
                                    the aggregate principal amount of
                                    the Senior Notes.


SETTLEMENT:					Through the Depository Trust Company

JP Morgan Securities Inc.